                                                                   EXHIBIT T3E-2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

-------------------------------------------X
IN RE                                       :
                                            :   CHAPTER 11 CASE NO.
INTERNATIONAL WIRE GROUP, INC., ET AL.,     :   04-11991 (BRL)
                                            :
                                            :   (JOINTLY ADMINISTERED)
                DEBTORS.                    :

-------------------------------------------X

               DEBTORS' SECOND AMENDED AND RESTATED JOINT PLAN OF

             REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                                  WEIL, GOTSHAL & MANGES LLP
                                                      Attorneys for Debtors and
                                                      Debtors in Possession
                                                  767 Fifth Avenue
                                                  New York, New York 10153
                                                  (212) 310-8000

Dated: New York, New York
       June 24, 2004

ARTICLE I             DEFINITIONS AND CONSTRUCTION OF TERMS.....................................................      1

         1.01.    Administrative Expense Claim..................................................................      1

         1.02.    Affiliate.....................................................................................      1

         1.03.    Allowed.......................................................................................      2

         1.04.    Attributable Value............................................................................      2

         1.05.    Bankruptcy Code...............................................................................      2

         1.06.    Bankruptcy Court..............................................................................      2

         1.07.    Bankruptcy Rules..............................................................................      2

         1.08.    Business Day..................................................................................      2

         1.09.    Cash..........................................................................................      2

         1.10.    Chapter 11 Cases..............................................................................      2

         1.11.    Claim.........................................................................................      3

         1.12.    Class.........................................................................................      3

         1.13.    Collateral....................................................................................      3

         1.14.    Commencement Date.............................................................................      3

         1.15.    Committee.....................................................................................      3

         1.16.    Confirmation Date.............................................................................      3

         1.17.    Confirmation Hearing..........................................................................      3

         1.18.    Confirmation Order............................................................................      3

         1.19.    CRA and Settlement Agreements.................................................................      3

         1.20.    CRA and Settlement Agreement Claim............................................................      3

         1.21.    Debtors in Possession.........................................................................      3

         1.22.    Debtors.......................................................................................      3

         1.23.    Determined Value..............................................................................      3

         1.24.    DIP Facility..................................................................................      4

         1.25.    DIP Facility Agent............................................................................      4

         1.26.    DIP Facility Lenders..........................................................................      4

         1.27.    Disbursing Agent..............................................................................      4

         1.28.    Disclosure Statement..........................................................................      4

         1.29.    Disputed......................................................................................      4

         1.30.    Effective Date................................................................................      4

         1.31.    Electing Holder...............................................................................      4

         1.32.    Election Form.................................................................................      4

         1.33.    Equity Interest...............................................................................      4

         1.34.    Existing IWG Common Stock.....................................................................      4

         1.35.    Exit Lender...................................................................................      4

         1.36.    Final Order...................................................................................      5

         1.37.    General Unsecured Claim.......................................................................      5

         1.38.    HM Partners...................................................................................      5

         1.39.    HMTF..........................................................................................      5

         1.40.    Hose Indemnification Agreements...............................................................      5

         1.41.    Hose Indemnification Agreement Claim..........................................................      5

         1.42.    Insured Claim.................................................................................      5

         1.43.    Insured Tort Claim............................................................................      5

         1.44.    Intercompany Claim............................................................................      5

         1.45.    IWG...........................................................................................      5

         1.46.    IWHC..........................................................................................      6

         1.47.    Lien..........................................................................................      6

         1.48.    Lockup Agreement..............................................................................      6

         1.49.    Management Incentive Stock Option Plan........................................................      6

         1.50.    Monitoring and Oversight Agreement............................................................      6

         1.51.    Net Available Notes...........................................................................      6

         1.52.    Net Available Shares..........................................................................      6

         1.53.    New Common Stock..............................................................................      6

         1.54.    New Exit Facilities Agreement.................................................................      6

         1.55.    New Notes.....................................................................................      6

         1.56.    New Notes Indenture...........................................................................      6

         1.57.    New Options...................................................................................      7

         1.58.    Non-Debtor Subsidiary.........................................................................      7

         1.59.    Non-Electing Holder...........................................................................      7

         1.60.    Noteholders' Committee........................................................................      7

         1.61.    Notes Oversubscriber..........................................................................      7

         1.62.    Notes Oversubscription........................................................................      7

         1.63.    Other Priority Claim..........................................................................      7

         1.64.    Other Tort Claim..............................................................................      7

         1.65.    Plan..........................................................................................      7

         1.66.    Plan Supplement...............................................................................      7

         1.67.    Prepetition Secured Notes Indenture...........................................................      7

         1.68.    Priority Tax Claim............................................................................      8

         1.69.    Pro Rata Distribution.........................................................................      8

         1.70.    Record Date...................................................................................      8

         1.71.    Registration Rights Agreement.................................................................      8

         1.72.    Registration Rights Holder....................................................................      8

         1.73.    Reorganized Debtors...........................................................................      8

         1.74.    Reorganized IWG...............................................................................      8

         1.75.    Reorganized IWG Bylaws........................................................................      8

         1.76.    Reorganized IWG Certificate of Incorporation..................................................      8

         1.77.    Schedules.....................................................................................      8

         1.78.    Secured Claim.................................................................................      9

         1.79.    Stockholders' Agreement.......................................................................      9

         1.80.    Stock Oversubscriber..........................................................................      9

         1.81.    Stock Oversubscription........................................................................      9

         1.82.    Subordinated Notes Claim......................................................................      9

         1.83.    Subordinated Notes Indentures.................................................................      9

         1.84.    Subordinated Notes Indenture Trustee..........................................................      9

         1.85.    Subsidiary....................................................................................      9

         1.86.    Subsidiary Equity Interests...................................................................     10

         1.87.    Tort Claim....................................................................................     10

ARTICLE II            TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS........................     10

         2.01.    Administrative Expense Claims.................................................................     10

         2.02.    Professional Compensation and Reimbursement Claims............................................     11

         2.03.    Priority Tax Claims...........................................................................     11

ARTICLE III           CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS.............................................     12

ARTICLE IV            TREATMENT OF CLAIMS AND EQUITY INTERESTS..................................................     12

         4.01.    CLASS 1 - OTHER PRIORITY CLAIMS...............................................................     12

                  (a)      Impairment and Voting................................................................     12

                  (b)      Distributions........................................................................     12

         4.02.    CLASS 2 - SECURED CLAIMS......................................................................     13

                  (a)      Impairment and Voting................................................................     13

                  (b)      Distributions/Reinstatement of Claims................................................     13

         4.03.    CLASS 3 - SUBORDINATED NOTES CLAIMS...........................................................     13

                  (a)      Impairment, Voting, and Allowance....................................................     13

                  (b)      Distributions/Reinstatement of Claims................................................     13

                  (c)      Stock Oversubscription...............................................................     13

                  (d)      Notes Oversubscription...............................................................     14

         4.04.    CLASS 4 - GENERAL UNSECURED CLAIMS............................................................     14

                  (a)      Impairment and Voting................................................................     14

                  (b)      Distributions/Reinstatement of Claims................................................     14

         4.05.    CLASS 5 - TORT CLAIMS.........................................................................     14

                  (a)      Impairment and Voting................................................................     14

                  (b)      Distributions/Reinstatement of Claims................................................     14

                           (i)      CRA and Settlement Agreement Claims and Hose
                                    Indemnification Agreement Claims ...........................................     14

                           (ii)     Other Tort Claims...........................................................     15

                           (iii)    Insured Tort Claims.........................................................     15

                           (iv)     No Bar Date for Tort Claims.................................................     16

         4.06.    CLASS 6 - INTERCOMPANY CLAIMS.................................................................     16

                  (a)      Impairment and Voting................................................................     16

                  (b)      Distributions/Reinstatement of Claims................................................     16

         4.07.    CLASS 7 - EXISTING IWG COMMON STOCK...........................................................     16

                  (a)      Impairment, Voting, and Allowance....................................................     16

                  (b)      Distributions/Reinstatement of Claims................................................     16

         4.08.    CLASS 8 - SUBSIDIARY EQUITY INTERESTS.........................................................     16

                  (a)      Impairment and Voting................................................................     16

                  (b)      Reinstatement of Subsidiary Equity Interests.........................................     16

ARTICLE V             IMPLEMENTATION OF THE PLAN................................................................     17

         5.01.    Deemed Substantive Consolidation of Debtors for Plan Purposes Only............................     17

         5.02.    Exit Facilities...............................................................................     17

         5.03.    Merger or Dissolution of Corporate Entities...................................................     17

         5.04.    Cancellation of Existing Securities and Agreements............................................     18

ARTICLE VI            PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN..............................     18

         6.01.    Voting of Claims..............................................................................     18

         6.02.    Method of Distributions Under the Plan........................................................     18

                  (a)      Disbursing Agent.....................................................................     18

                  (b)      Distributions of Cash................................................................     18

                  (c)      Timing of Distributions..............................................................     18

                  (d)      Delivery of Distributions............................................................     18

                  (e)      Surrender of Instruments.............................................................     19

                  (f)      Fractional Shares....................................................................     19

                  (g)      Fractional Notes.....................................................................     19

                  (h)      Unclaimed Distributions..............................................................     19

                  (i)      Distributions to Holders as of the Record Date.......................................     20

                  (j)      Distribution on Certain Tort Claims..................................................     20

                  (k)      Setoffs..............................................................................     20

                  (l)      Allocation of Plan Distributions Between Principal and Interest......................     20

         6.03.    Hart-Scott-Rodino Compliance..................................................................     20

ARTICLE VII           PROCEDURES FOR TREATING DISPUTED CLAIMS...................................................     20

         7.01.    Objections to Claims; Disputed Claims.........................................................     20

         7.02.    No Distributions Pending Allowance............................................................     21

         7.03.    Distributions After Allowance.................................................................     21

         7.04.    Distributions Relating to Allowed Insured Claims..............................................     21

         7.05.    Resolution of Administrative Expense Claims and Claims........................................     22

ARTICLE VIII          EXECUTORY CONTRACTS AND UNEXPIRED LEASES..................................................     22

         8.01.    Assumption or Rejection of Executory Contracts and Unexpired Leases...........................     22

         8.02.    Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases...............     22

         8.03.    Inclusiveness.................................................................................     22

         8.04.    Cure of Defaults..............................................................................     23

         8.05.    Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases
                  Rejected Pursuant to the Plan................................................................     23

         8.06.    Continuation of Officer, Director and Employee Indemnification................................     23

         8.07.    Insurance Policies............................................................................     23

         8.08.    Compensation and Benefit Programs.............................................................     23

         8.09.    Retiree Benefits..............................................................................     24

ARTICLE IX            PROVISIONS REGARDING CORPORATE GOVERNANCE AND MANAGEMENT OF THE REORGANIZED DEBTORS.......     24

         9.01.    General.......................................................................................     24

         9.02.    Directors and Officers of Reorganized IWG and the Reorganized Debtors.........................     24

                  (a)      Reorganized IWG Board of Directors...................................................     24

                  (b)      Reorganized IWG Officers.............................................................     25

                  (c)      Reorganized Debtors' Boards of Directors.............................................     25

                  (d)      Reorganized Debtors' Officers........................................................     25

         9.03.    Certificates of Incorporation and Bylaws......................................................     25

         9.04.    Authorization and Issuance of New Securities..................................................     25

         9.05.    Listing of New Common Stock...................................................................     25

         9.06.    Registration of New Common Stock and New Notes................................................     26

         9.07.    New Management Incentive Stock Option Plan....................................................     26

ARTICLE X             EFFECT OF CONFIRMATION....................................................................     26

         10.01.   Vesting of Assets.............................................................................     26

         10.02.   Discharge of Claims and Termination of Equity Interests.......................................     27

         10.03.   Discharge of Debtors..........................................................................     27

         10.04.   Injunction....................................................................................     27

         10.05.   Debtors' Releases. ...........................................................................     27

                  (a)      Directors, Officers, and Employees...................................................     28

                  (c)      Noteholders' Committee...............................................................     28

                  (d)      HMTF.................................................................................     28

                  (e)      DIP Facility Lenders.................................................................     29

                  (f)      IWHC.................................................................................     29

         10.06.   Waivers of Claims.............................................................................     29

         10.07.   Term of Injunctions or Stays..................................................................     30

         10.08.   Exculpation...................................................................................     30

         10.09.   Avoidance Actions.............................................................................     30

         10.10.   Retention of Causes of Action/Reservation of Rights...........................................     30

ARTICLE XI            CONDITIONS PRECEDENT TO CONFIRMATION AND THE EFFECTIVE DATE...............................     31

         11.01.   Conditions to Confirmation....................................................................     31

         11.02.   Conditions to Effectiveness...................................................................     31

         11.03.   Failure of Conditions.........................................................................     32

         11.04.   Waiver of Conditions..........................................................................     32

ARTICLE XII           RETENTION OF JURISDICTION.................................................................     32

ARTICLE XIII          MISCELLANEOUS PROVISIONS..................................................................     34

         13.01.   Effectuating Documents and Further Transactions...............................................     34

         13.02.   Corporate Action..............................................................................     34

         13.03.   Withholding and Reporting Requirements........................................................     34

         13.04.   Exemption from Transfer Taxes.................................................................     34

         13.05.   Dissolution of the Committee..................................................................     35

         13.06.   Payment of Statutory Fees.....................................................................     35

         13.07.   Post-Effective Date Fees and Expenses.........................................................     35

         13.08.   Plan Supplement...............................................................................     35

         13.09.   Amendment or Modification of the Plan.........................................................     35

         13.10.   Revocation or Withdrawal of the Plan..........................................................     35

         13.11.   Severability..................................................................................     36

         13.12.   Expedited Tax Determination...................................................................     36

         13.13.   Governing Law.................................................................................     36

         13.14.   Binding Effect................................................................................     36

         13.15.   Exhibits/Schedules............................................................................     36

         13.16.   Notices.......................................................................................     36

Exhibit A         Principal Terms of New Notes

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

-------------------------------------------X
IN RE                                       :
                                            :   CHAPTER 11 CASE NO.
INTERNATIONAL WIRE GROUP, INC., ET AL.,     :   04-11991 (BRL)
                                            :
                                            :   (JOINTLY ADMINISTERED)
                DEBTORS.                    :

-------------------------------------------X

               DEBTORS' SECOND AMENDED AND RESTATED JOINT PLAN OF
             REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

            International Wire Group, Inc.; Camden Wire Co. Inc.; International Wire Rome Operations, Inc.; IWG Resources LLC; Omega Wire, Inc.; OWI Corporation; and Wire Technologies, Inc., as debtors and debtors in possession, propose the following joint plan of reorganization under section 1121(a) of title 11 of the United States Code:

                                   ARTICLE I

                      DEFINITIONS AND CONSTRUCTION OF TERMS

            Definitions. As used herein, the following terms have the respective meanings specified below:

            1.01. Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Chapter 11 Cases under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estates of the Debtors, any actual and necessary costs and expenses of operating the business of the Debtors in Possession, any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, and all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under section 330, 331 or 503 of the Bankruptcy Code. Any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code shall be excluded from the definition of Administrative Expense Claim and shall be paid in accordance with
Section 13.06 of the Plan.

            1.02. Affiliate means, with respect to any person or entity, each other person or entity that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with such person or entity. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the actual power to direct or cause the direction of the management policies of a person or entity, whether through the ownership of stock, by contract, credit arrangement or otherwise.

            1.03. Allowed means, (i) with reference to any Claim against the Debtors, (a) any Claim that has been listed by the Debtors in their Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (b) any Claim allowed hereunder, (c) any Claim that is not Disputed or as to which no objection to allowance has been timely interposed in accordance with
Section 7.01 hereof or such other period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder, (d) any Claim that is compromised, settled, or otherwise resolved pursuant to the authority granted to the Reorganized Debtors pursuant to a Final Order of the Bankruptcy Court or under
Section 7.05 of the Plan, or (e) any Claim that, if Disputed, has been allowed by Final Order; provided, however, that Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered "Allowed Claims" hereunder, and (ii) with reference to any Equity Interest in the Debtors, any Equity Interest registered in the stock register maintained by or on behalf of the Debtors as of the Record Date. Unless otherwise specified herein or by order of the Bankruptcy Court, "Allowed Administrative Expense Claim" or "Allowed Claim" shall not, for any purpose under the Plan, include interest on such Administrative Expense Claim or Claim from and after the Commencement Date.

            1.04. Attributable Value means a dollar amount equal to such holder's Allowed Subordinated Notes Claim multiplied by .5762.

            1.05. Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

            1.06. Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases and, to the extent of the withdrawal of any reference under section 157 of title 28 of the United States Code, the United States District Court for the Southern District of New York.

            1.07. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, and any Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases.

            1.08. Business Day means any day other than a Saturday, Sunday, or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

            1.09. Cash means legal tender of the United States of America.

            1.10. Chapter 11 Cases means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors styled In re International Wire Group, Inc., et al., Chapter 11 Case No. 04-11991 (BRL), which are currently pending before the Bankruptcy Court.

            1.11. Claim shall have the meaning set forth in section 101 of the Bankruptcy Code.

            1.12. Class means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

            1.13. Collateral means any property or interest in property of the estates of the Debtors subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.

            1.14. Commencement Date means March 24, 2004, the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases.

            1.15. Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

            1.16. Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

            1.17. Confirmation Hearing means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

            1.18. Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

            1.19. CRA and Settlement Agreements means those certain settlement and release agreements, claim and litigation management agreements, claim resolution agreements, and related and/or similar agreements, as amended from time to time, whereby the Debtors and homeowner insurance providers settle prospective and/or historical Claims relating to product liability claims in respect of water inlet hoses manufactured by a former subsidiary of IWG, as the case may be.

            1.20. CRA and Settlement Agreement Claim means any Claim arising under CRA and Settlement Agreements. All CRA and Settlement Agreement Claims are Allowed under the Plan.

            1.21. Debtors in Possession means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a), and 1108 of the Bankruptcy Code.

            1.22. Debtors means IWG; Camden Wire Co., Inc.; International Wire Rome Operations, Inc.; IWG Resources LLC; Omega Wire, Inc.; OWI Corporation; and Wire Technologies, Inc.

            1.23. Determined Value means in respect of the New Notes, the principal amount thereof, and in the case of a share of New Common Stock, $12.25.

            1.24. DIP Facility means the debtor-in-possession credit facility entered into in the Chapter 11 Cases by and among the Debtors, the DIP Facility Lenders, and the DIP Facility Agent, as agent.

            1.25. DIP Facility Agent means Highbridge/Zwirn Special Opportunities Fund, L.P., in its capacity as agent under the DIP Facility

            1.26. DIP Facility Lenders means the lender(s) under the DIP Facility, including the DIP Facility Agent.

            1.27. Disbursing Agent means the Reorganized Debtors or their designee in the capacity as disbursing agent pursuant to Section 6.02 of the Plan.

            1.28. Disclosure Statement means the disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

            1.29. Disputed means, with reference to any Claim, any Claim proof of which was timely and properly filed, and in such case or in the case of an Administrative Expense Claim, any Administrative Expense Claim or Claim which is disputed under the Plan or as to which the Debtors have interposed a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018 or other applicable law, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, and any Claim, proof of which was required to be filed by order of the Bankruptcy Court, but as to which a proof of claim was not timely or properly filed.

            1.30. Effective Date means the first Business Day on which the conditions specified in Section 11.02 of the Plan have been satisfied or waived.

            1.31. Electing Holder means the holders of Allowed Subordinated Notes Claims that elect on a properly completed Election Form to receive New Notes or New Common Stock or a combination thereof in amounts different from the allocations provided in the Pro Rata Distribution.

            1.32. Election Form means the letter of transmittal, ballot or similar form upon which the holders of Allowed Subordinated Notes Claims may elect to receive New Notes or New Common Stock (or a combination thereof) in full and complete satisfaction of such Allowed Subordinated Notes Claims.

            1.33. Equity Interest means any share of common or preferred stock or other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to acquire any such interest.

            1.34. Existing IWG Common Stock means IWG's common stock, par value $.01 per share, issued and outstanding immediately before the Commencement Date. All Existing IWG Common Stock is held by IWHC.

            1.35. Exit Lender means the lender(s) under the New Exit Facilities Agreement.

            1.36. Final Order means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or, on and after the Effective Date, the Reorganized Debtors, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument, or rehearing shall have been denied and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

            1.37. General Unsecured Claim means any Claim against any of the Debtors other than an Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, Secured Claim, Subordinated Notes Claim, Tort Claim, or Intercompany Claim.

            1.38. HM Partners means Hicks, Muse & Co. Partners, L.P.

            1.39. HMTF means Hicks, Muse, Tate & Furst Incorporated, HM Partners and/or their respective Affiliates.

            1.40. Hose Indemnification Agreements means those certain indemnification agreements and related and/or similar agreements, as amended from time to time, among the Debtors and Whirlpool Corporation, General Electric Corporation, Viasystems, Inc., and their respective Affiliates, as the case may be, whereby the Debtors indemnified such parties from product liability claims in respect of water inlet hoses manufactured by a former subsidiary of IWG.

            1.41. Hose Indemnification Agreement Claim means any Claim arising under Hose Indemnification Agreements. All Hose Indemnification Agreement Claims are Allowed under the Plan.

            1.42. Insured Claim means any Claim arising from an incident or occurrence that is covered under the Debtors' insurance policies.

            1.43. Insured Tort Claim means any Tort Claim that is an Insured Claim.

            1.44. Intercompany Claim means any Claim against any of the Debtors held by a Non-Debtor Subsidiary or a Debtor.

            1.45. IWG means International Wire Group, Inc., a Delaware corporation and a Debtor.

            1.46. IWHC means International Wire Holding Company, the holder of the Existing IWG Common Stock and a non-Debtor Affiliate of the Debtors.

            1.47. Lien shall have the meaning set forth in section 101 of the Bankruptcy Code.

            1.48. Lockup Agreement means that certain Lockup Agreement, dated March 24, 2004, entered into among IWG, IWHC, HM Partners, and certain holders of Subordinated Notes Claims.

            1.49. Management Incentive Stock Option Plan means the Management Incentive Stock Option Plan to be adopted by Reorganized IWG, which shall be in substantially the form contained in the Plan Supplement.

            1.50. Monitoring and Oversight Agreement means that certain Monitoring and Oversight Agreement, dated June 12, 1995, among IWG, IWHC, and HM Partners, as amended as of the Commencement Date.

            1.51. Net Available Notes means the principal amount of New Notes equal to the difference between (i) $75,000,000 and (ii) the aggregate principal amount of New Notes to be distributed to Non-Electing Holders and Stock Oversubscribers.

            1.52. Net Available Shares means the number of shares of New Common Stock equal to the difference between (i) 9,600,000 shares of New Common Stock and (ii) the aggregate number of shares of New Common Stock to be distributed to Non-Electing Holders and Notes Oversubscribers.

            1.53. New Common Stock means the common stock of Reorganized IWG authorized and to be issued pursuant to the Plan. The New Common Stock shall have a par value of $.01 per share and such rights with respect to dividends, liquidation, voting, and other matters as are provided for by applicable nonbankruptcy law and in the Reorganized IWG Certificate of Incorporation and the Reorganized IWG Bylaws.

            1.54. New Exit Facilities Agreement means the credit agreement, pursuant to which term and revolving loan facilities in an aggregate amount of up to one hundred forty million dollars ($140,000,000) are provided, and all ancillary agreements documents, and instruments to be issued or given in connection therewith, to be entered into by Reorganized IWG, as borrower, the other Reorganized Debtors, and the Exit Lender, dated as of the Effective Date.

            1.55. New Notes means the notes in the original principal amount of seventy-five million dollars ($75,000,000) authorized and issued pursuant to the Plan by Reorganized IWG on the Effective Date, the terms of which are governed by the New Notes Indenture.

            1.56. New Notes Indenture means the notes indenture, dated as of the Effective Date, between Reorganized IWG, as issuer, the Reorganized Debtors, other than Reorganized IWG, as guarantors, and an indenture trustee to be designated by IWG or Reorganized IWG, governing the New Notes, which shall be substantially in the form set forth in the Plan

Supplement. The New Notes Indenture shall include, without limitation, the principal terms set forth on Exhibit A to the Plan.

            1.57. New Options means the options to be issued by Reorganized IWG to purchase New Common Stock pursuant to the provisions of the Management Incentive Stock Option Plan.

            1.58. Non-Debtor Subsidiary means any direct or indirect Subsidiary of IWG that is not a Debtor.

            1.59. Non-Electing Holder means any holder of an Allowed Subordinated Notes Claim who fails to specify an election on its Election Form or who elects on its Election Form to receive the Pro Rata Distribution. A Non-Electing Holder will receive the Pro Rata Distribution afforded its Allowed Subordinated Notes Claim.

            1.60. Noteholders' Committee means the informal committee of certain holders of Subordinated Notes Claims formed prior to the Commencement Date consisting of GSCP (NJ), Inc., Xerion Capital Partners LLC, and First Pacific Advisors, and their respective Affiliates, successors and assigns.

            1.61. Notes Oversubscriber means an Electing Holder that elects on its Election Form to receive New Notes in an aggregate principal amount greater than would be issuable in respect of such holder's Allowed Subordinated Notes Claim pursuant to a Pro Rata Distribution.

            1.62. Notes Oversubscription means that Electing Holders have elected to receive New Notes in an aggregate principal amount greater than the Net Available Notes.

            1.63. Other Priority Claim means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

            1.64. Other Tort Claim means any Tort Claim that is not an Insured Tort Claim, a CRA and Settlement Agreement Claim, or a Hose Indemnification Agreement Claim.

            1.65. Plan means this chapter 11 plan of reorganization, including, without limitation, the Plan Supplement and all exhibits, supplements, appendices, and schedules hereto, either in its present form or as the same may be altered, amended, or modified from time to time.

            1.66. Plan Supplement means the supplement to the Plan containing the forms of documents specified in Section 13.08 of the Plan.

            1.67. Prepetition Secured Notes Indenture means the senior secured notes indenture, dated May 30, 2003, between IWG, as borrower, and each of the other Debtors and IWHC, as guarantors, and the Wells Fargo Bank Minnesota, N.A., as trustee, and all the documents and instruments relating thereto, as amended, supplemented, modified, or restated as of the Commencement Date, which provides for the issuance of the 10 3/8% Senior Secured Notes due February 28, 2005. Pursuant to the terms of the interim and final orders authorizing the Debtors to enter into the DIP Facility, dated March 25, 2004 and April 19, 2004, respectively, all obligations under the Prepetition Secured Notes Indenture have been satisfied in full with proceeds from the DIP Facility.

            1.68. Priority Tax Claim means any Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

            1.69. Pro Rata Distribution means the distribution of New Notes and New Common Stock provided to Non-Electing Holders equal to (i) New Notes in the aggregate principal amount equal to .22438 multiplied by such holder's Allowed Subordinated Notes Claim and (ii) a number of shares of New Common Stock equal to .02872 multiplied by such holder's Allowed Subordinated Notes Claim.

            1.70. Record Date means the day that is two (2) Business Days after the Confirmation Date.

            1.71. Registration Rights Agreement means a registration rights agreement to be entered into pursuant to Section 9.06 of the Plan.

            1.72. Registration Rights Holder means (i) each holder of an Allowed Subordinated Notes Claim (A) receiving a distribution pursuant to the Plan of ten (10%) percent or greater of the New Common Stock, (B) that IWG reasonably determines is an underwriter pursuant to section 1145 of the Bankruptcy Code with respect to the New Common Stock or New Notes that such holder received pursuant to the Plan, (C) that IWG reasonably determines is subject to resale restrictions on any New Common Stock or New Note that such holder received pursuant to the Plan by operation of Rule 144 of the Securities Act of 1933, or
(D) that IWG agrees shall be a Registration Rights Holder, (ii) HMTF, and (iii) other holders of equity interests in IWHC who may not otherwise freely resell such New Common Stock without restrictions.

            1.73. Reorganized Debtors means, collectively, each of the Debtors on and after the Effective Date.

            1.74. Reorganized IWG means IWG on and after the Effective Date.

            1.75. Reorganized IWG Bylaws means the amended and restated bylaws of Reorganized IWG, which shall be in substantially the form contained in the Plan Supplement.

            1.76. Reorganized IWG Certificate of Incorporation means the amended and restated certificate of incorporation of Reorganized IWG, which shall be in substantially the form contained in the Plan Supplement.

            1.77. Schedules means the schedules of assets and liabilities, the lists of holders of Equity Interests, and the statements of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto filed with the Bankruptcy Court through and including the Confirmation Date.

            1.78. Secured Claim means any Claim (i) to the extent reflected in the Schedules or upon a proof of claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, (ii) that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code, or
(iii) that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

            1.79. Stockholders' Agreement means a stockholders agreement that may be entered into pursuant to Section 9.02(a) of the Plan.

            1.80. Stock Oversubscriber means an Electing Holder that elects on its Election Form to receive more New Common Stock than would be issuable in respect of such holder's Allowed Subordinated Notes Claim pursuant to a Pro Rata Distribution.

            1.81. Stock Oversubscription means that Electing Holders have elected to receive shares of New Common Stock in an aggregate amount greater than the Net Available Shares.

            1.82. Subordinated Notes Claim means any Claim arising under the Subordinated Notes Indentures.

            1.83. Subordinated Notes Indentures means, collectively, (i) the indenture, dated June 12, 1995, between IWG and the Subordinated Notes Indenture Trustee, and all the documents and instruments relating thereto, as amended, supplemented, modified, or restated as of the Commencement Date, which provides for the issuance of the 11 3/4% Senior Subordinated Notes due June 1, 2005, (ii) the indenture, dated June 17, 1997, between IWG and the Subordinated Notes Indenture Trustee, and all the documents and instruments relating thereto, as amended, supplemented, modified, or restated as of the Commencement Date, which provides for the issuance of the 11 3/4% Series B Senior Subordinated Notes due June 1, 2005, and (iii) the indenture, dated February 12, 1997, between IWG and the Subordinated Notes Indenture Trustee, and all the documents and instruments relating thereto, as amended, supplemented, modified, or restated as of the Commencement Date, which provides for the issuance of the 14% Senior Subordinated Notes due June 1, 2005.

            1.84. Subordinated Notes Indenture Trustee means The Bank of New York, as successor to IBJ Schroder Bank & Trust Co., in its capacity as the indenture trustee under the Subordinated Notes Indentures, unless The Bank of New York shall have resigned or been replaced by a successor trustee, in which case said term shall refer to the successor.

            1.85. Subsidiary means (i) any corporation, association, or other business entity of which more than fifty percent (50%) of the total voting power of shares or other voting securities outstanding thereof is at the time owned or controlled, directly or indirectly, by IWG or one or more of the other Subsidiaries of IWG (or any combination thereof) and (ii) any partnership or limited liability company (A) the sole general partner, the managing general partner, or the managing member of which is IWG or one or more of the other Subsidiaries of IWG (or any combination thereof) or (B) the only general partners or members of which are IWG or one or more of the other Subsidiaries of IWG (or any combination thereof).

            1.86. Subsidiary Equity Interests means all of the issued and outstanding shares of common stock of one or more of the Debtors that are subsidiaries of IWG and/or the ownership interests of any or all of the Debtors in their non-Debtor Affiliates.

            1.87. Tort Claim means any Claim relating to tort, property damage, products liability, discrimination, employment, environmental damage, or any other similar litigation Claim asserted against any of the Debtors, including, without limitation, CRA and Settlement Agreement Claims, Hose Indemnification Agreement Claims, Other Tort Claims and Insured Tort Claims.

            Interpretation; Application of Definitions and Rules of Construction. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter. Unless otherwise specified, all section, article, schedule, or exhibit references in the Plan are to the respective Section in, Article of, Schedule to, or Exhibit to, the Plan. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.

                                   ARTICLE II

                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

            2.01. Administrative Expense Claims. Except to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim agrees to a less favorable treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date on which such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtors in Possession shall be paid in full and performed by the Reorganized Debtors in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions. On the Effective Date, all of the obligations of the Debtors under the DIP Facility shall be indefeasibly paid in full in Cash, the commitments under the DIP Facility shall be terminated, and all letters of credit issued thereunder shall be either (a) returned to the issuer undrawn and marked cancelled, (b) cash collateralized with Cash in an amount equal to 105% of the face amount of such outstanding letters of credit, or (c) replaced with back-to-back letters of credit provided to the issuer in an amount equal to 105% of the face amount of the outstanding letters of credit, and in form and substance and from a financial institution acceptable to the issuer.

            2.02. Professional Compensation and Reimbursement Claims. All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date pursuant to sections 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code shall (i) file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by a date no later than the date that is sixty (60) days after the Effective Date or by such other date as may be fixed by the Bankruptcy Court and (ii) if granted such an award by the Bankruptcy Court, be paid in full in such amounts as are Allowed by the Bankruptcy Court (A) on the date on which such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable, or (B) upon such other terms as may be mutually agreed upon between such holder of an Administrative Expense Claim and the Reorganized Debtors. Notwithstanding the foregoing, the reasonable fees and expenses incurred on or after the Commencement Date by Stroock & Stroock & Lavan LLP, as counsel to the Noteholders' Committee, Houlihan Lokey Howard & Zukin Capital, as financial advisors to the Noteholders' Committee, and Vinson & Elkins L.L.P., as counsel to HMTF, and any other professionals retained by the Noteholders' Committee or HMTF respectively, including local counsel, pursuant to their respective agreements entered into prior to, on, or subsequent to the Commencement Date, and the reasonable fees and expenses of the Subordinated Notes Indenture Trustee arising prior to and following the Commencement Date, including reasonable attorneys' fees, as set forth in the Subordinated Notes Indentures, shall be paid by the Debtors or the Reorganized Debtors as Administrative Claims in the ordinary course of the Debtors' businesses, without application by or on behalf of any such parties to the Bankruptcy Court, and without notice and a hearing, unless specifically required by the Bankruptcy Court. If the Debtors or the Reorganized Debtors and any such professional or indenture trustee cannot agree on the amount of fees and expenses to be paid to such party, the amount of fees and expenses shall be determined by the Bankruptcy Court.

            2.03. Priority Tax Claims. Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Reorganized Debtors, (i) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, (ii) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to the rate applicable to underpayments of federal income tax on the Effective Date (determined pursuant to section 6621 of the Internal Revenue Code, without regard to subsection (c) thereof) over a period through the sixth (6th) anniversary of the date of assessment of such Allowed Priority Tax Claim, provided, however, that the Debtors reserve the right to prepay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Effective Date without premium or penalty; provided, further, however, that no holder of an Allowed Priority Tax Claim shall be entitled to any payments on account of any pre-Effective Date interest accrued on or penalty arising after the Commencement Date with respect to or in connection with such Allowed

Priority Tax Claim, or (iii) upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim. All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due.

                                   ARTICLE III

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

            Claims, other than Administrative Expense Claims and Priority Tax Claims, and Equity Interests are classified for all purposes, including voting, confirmation, and distribution pursuant to the Plan, as follows:

 CLASS              DESIGNATION             IMPAIRMENT        ENTITLED TO VOTE
 -----              -----------             ----------        ----------------
Class 1     Other Priority Claims           Unimpaired     No (deemed to accept)
Class 2     Secured Claims                  Unimpaired     No (deemed to accept)
Class 3     Subordinated Notes Claims       Impaired       Yes
Class 4     General Unsecured Claims        Unimpaired     No (deemed to accept)
Class 5     Tort Claims                     Unimpaired     No (deemed to accept)
Class 6     Intercompany Claims             Unimpaired     No (deemed to accept)
Class 7     Existing IWG Common Stock       Impaired       Yes
Class 8     Subsidiary Equity Interests     Unimpaired     No (deemed to accept)

                                   ARTICLE IV

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS

            4.01. CLASS 1 - OTHER PRIORITY CLAIMS.

            (a) Impairment and Voting. Class 1 is unimpaired by the Plan. Each holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. Each holder of an Allowed Other Priority Claim shall receive Cash in an amount equal to such Allowed Other Priority Claim on the later of the Effective Date and the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable.

            4.02. CLASS 2 - SECURED CLAIMS.

            (a) Impairment and Voting. Class 2 is unimpaired by the Plan. Each holder of an Allowed Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

            (b) Distributions/Reinstatement of Claims. The legal, equitable, and contractual rights of the holders of Allowed Secured Claims are unaltered by the Plan, and such Allowed Secured Claims shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

            4.03. CLASS 3 - SUBORDINATED NOTES CLAIMS.

            (a) Impairment, Voting, and Allowance. Class 3 is impaired by the Plan. Each holder of an Allowed Subordinated Notes Claim is entitled to vote to accept or reject the Plan. The Subordinated Notes Claims shall be Allowed for purposes of the Plan in the aggregate amount of $334,259,306, consisting of $305,000,000 of principal indebtedness and $29,259,306 of accrued and unpaid interest as of the Commencement Date.

            (b) Distributions/Reinstatement of Claims. On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed Subordinated Notes Claim shall receive on account of such Claim (i) in the case of each Non-Electing Holder, such holder's Pro Rata Distribution or (ii) in the case of each Electing Holder, such different combination of New Notes and New Common Stock as is set forth on a properly delivered Election Form, provided that the aggregate Determined Value of the New Notes and New Common Stock so elected shall equal the Attributable Value of such holder's Allowed Subordinated Notes Claim, provided, further, that such election shall be subject to proration in the manner set forth below in the event of an oversubscription of either the New Notes or the New Common Stock. All holders of Allowed Subordinated Notes Claims shall receive an aggregate amount of 9,600,000 shares of New Common Stock, representing ninety-six percent (96%) of the New Common Stock distributed pursuant to the Plan, subject to dilution by the New Options, and New Notes in the aggregate principal amount of seventy-five million dollars ($75,000,000).

            (c) Stock Oversubscription. In the event of a Stock Oversubscription, (i) each Notes Oversubscriber shall receive New Notes and New Common Stock as properly reflected in such holder's Election Form and (ii) each Stock Oversubscriber shall receive a number of shares of New Common Stock determined by multiplying the Net Available Shares by a fraction, the numerator of which is the total number of shares of New Common Stock such Stock Oversubscriber has properly elected pursuant to such holder's Election Form and the denominator of which is the total number of shares of New Common Stock all Stock Oversubscribers have properly elected in such holders' Election Forms, with the remaining unsatisfied portion of such holder's Allowed Subordinated Notes Claim (based on the Attributable Value thereof reduced by the Determined Value of the New Common Stock issuable to such holder in accordance with the foregoing provisions) to be satisfied through the issuance of New Notes (based upon the Determined Value thereof).

            (d) Notes Oversubscription. In the event of a Notes Oversubscription, (i) each Stock Oversubscriber shall receive New Notes and New Common Stock as properly reflected in such holder's Election Form and (ii) each Notes Oversubscriber shall receive the principal amount of New Notes determined by multiplying the Net Available Notes by a fraction, the numerator of which is the total principal amount of New Notes such Notes Oversubscriber has properly elected pursuant to such holder's Election Form and the denominator of which is the total principal amount of New Notes all Notes Oversubscribers have properly elected in such holders' Election Forms, with the remaining unsatisfied portion of such holder's Allowed Subordinated Notes Claim (based on the Attributable Value thereof reduced by the Determined Value of the New Notes issuable to such holder in accordance with the foregoing provisions) to be satisfied through the issuance of New Common Stock (based upon the Determined Value thereof).

            4.04. CLASS 4 - GENERAL UNSECURED CLAIMS.

            (a) Impairment and Voting. Class 4 is unimpaired by the Plan. Each holder of an Allowed General Unsecured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

            (b) Distributions/Reinstatement of Claims. The legal, equitable, and contractual rights of the holders of Allowed General Unsecured Claims are unaltered by the Plan, and such Allowed General Unsecured Claims shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code. Holders of Allowed General Unsecured Claims shall receive accrued and unpaid post-Commencement Date interest on account of such Claims at (i) the rate enforceable against the Debtors in the underlying written contract, if any, pursuant to which such Claim for interest arises, and (ii) if no contract providing such an enforceable obligation exists, a rate of interest to be determined or approved by Final Order of the Bankruptcy Court.

            4.05. CLASS 5 - TORT CLAIMS

            (a) Impairment and Voting. Class 5 is unimpaired by the Plan. Each holder of an Allowed Tort Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

            (b) Distributions/Reinstatement of Claims. The legal, equitable, and contractual rights of the holders of Allowed Tort Claims are unaltered by the Plan, and such Allowed Tort Claims shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

                  (i) CRA and Settlement Agreement Claims and Hose Indemnification Agreement Claims. With respect to a CRA and Settlement Agreement Claim or a Hose Indemnification Agreement Claim, such Claim shall be rendered unimpaired, leaving unaltered the legal, equitable, and contractual rights of the holder of such Claim, and, if applicable, such Claim shall be reinstated pursuant to section 1124 of the Bankruptcy Code, notwithstanding any contractual provision or applicable law that entitles the holder of a CRA and Settlement Agreement Claim or a Hose Indemnification Agreement Claim to demand or receive payment prior to stated maturity from and after the occurrence of a default, including any default or event of default resulting from the commencement of the Chapter 11 Cases. All of the Debtors' CRA and Settlement Agreements and Hose Indemnification Agreements and any document or instrument related thereto are to be treated as executory contracts under the Plan and shall, on the Effective Date, be assumed by the Debtors in accordance with sections 365(a) and 1123(b)(2) of the Bankruptcy Code and Section 8.01 of the Plan. The obligations of the Debtors under the CRA and Settlement Agreements and Hose Indemnification Agreements shall survive the confirmation and consummation of the Plan and shall not be discharged pursuant to section 1141 of the Bankruptcy Code.

                  (ii) Other Tort Claims. If an Other Tort Claim is not an Allowed Claim, then the holder's rights, if any, to payment in respect thereof, shall (A) be determined by the administrative or judicial tribunals in which the action or proceeding on which such Claim is based was pending on the Effective Date or, if no such action or proceeding was pending on the Effective Date, in any administrative or judicial tribunal of competent jurisdiction, or in any alternate dispute resolution or similar proceeding as same may be approved by order of an administrative or judicial tribunal of competent jurisdiction, (B) survive the confirmation and consummation of the Plan as if the Chapter 11 Cases had not been commenced, and (C) not be discharged pursuant to section 1141 of the Bankruptcy Code. No distributions shall be made on account of any Other Tort Claim unless and until such Claim is liquidated and becomes an Allowed Claim. To the extent such liquidated Allowed Claim is, in whole or in part, an Insured Tort Claim, the insured portion shall be paid by the applicable insurer pursuant to the provisions of Section 4.05(b)(iii) of the Plan and, to the extent any portion of such liquidated Allowed Claim is not covered by any of the Debtors' insurance policies, such uninsured portion shall be paid by the Debtors in Cash in an amount equal to such uninsured portion, or on such other terms as have been or may be agreed to between such holder and the Debtors. Nothing contained in the Plan shall constitute or be deemed a waiver of any Claim, defense, right, or cause of action that the Debtors or the Reorganized Debtors may have against any person in connection with or arising out of any Other Tort Claim, including, without limitation, any rights under section 157(b) of title 28 of the United States Code.

                  (iii) Insured Tort Claims. If an Insured Tort Claim is not an Allowed Claim, then the holder's rights, if any, to payment in respect thereof, shall (A) be determined by the administrative or judicial tribunals in which the action or proceeding on which such Claim is based was pending on the Effective Date or, if no such action or proceeding was pending on the Effective Date, in any administrative or judicial tribunal of competent jurisdiction, or in any alternate dispute resolution or similar proceeding as same may be approved by order of an administrative or judicial tribunal of competent jurisdiction, (B) survive the confirmation and consummation of the Plan as if the Chapter 11 Cases had not been commenced, and (C) not be discharged pursuant to section 1141 of the Bankruptcy Code. Distributions under the Plan to each holder of an Allowed Insured Tort Claim shall be made in accordance with the provisions of any applicable insurance policy. Nothing contained herein shall constitute or be deemed a waiver of any Claim, defense, or cause of action that the Debtors, the Reorganized Debtors, or any entity may hold against any other entity, including, without limitation, insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

                  (iv) No Bar Date for Tort Claims. Tort Claims shall not be subject to, and shall be expressly excluded from, any bar dates or other procedures established in the Chapter 11 Cases for the filings of proofs of claim. The holder of a Tort Claim shall not be required to file a proof of claim with respect to such Tort Claim, whether or not such Claim is listed in the Schedules and whether or not, if so listed, it is shown as disputed, unliquidated or contingent. Nothing contained herein shall waive or in any way limit any rights or defenses of the Debtors under any applicable nonbankruptcy statute of limitation or repose or other similar laws.

            4.06. CLASS 6 - INTERCOMPANY CLAIMS

            (a) Impairment and Voting. Class 6 is unimpaired by the Plan. Each holder of an Allowed Intercompany Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

            (b) Distributions/Reinstatement of Claims. The legal, equitable, and contractual rights of the holders of Allowed Intercompany Claims are unaltered by the Plan, and such Allowed Intercompany Claims shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

            4.07. CLASS 7 - EXISTING IWG COMMON STOCK.

            (a) Impairment, Voting, and Allowance. Class 7 is impaired by the Plan. The holder of Allowed Existing IWG Common Stock Equity Interests is entitled to vote to accept or reject the Plan.

            (b) Distributions/Reinstatement of Claims. On the Effective Date, or as soon thereafter as is practicable, the holder of Allowed Existing IWG Common Stock Equity Interests shall receive on account of and in exchange for such Equity Interests, 400,000 shares of New Common Stock, representing four percent (4%) of the New Common Stock distributed pursuant to the Plan, subject to dilution by the New Options. On the Effective Date, all Existing IWG Common Stock Equity Interests will be terminated and extinguished.

            4.08. CLASS 8 - SUBSIDIARY EQUITY INTERESTS

            (a) Impairment and Voting. Class 8 is unimpaired by the Plan. Each holder of an Allowed Subsidiary Equity Interest is conclusively presumed to have voted to accept the Plan.

            (b) Reinstatement of Subsidiary Equity Interests. The legal, equitable, and contractual rights of the holders of Allowed Subsidiary Equity Interests are unaltered by the Plan, and such Allowed Subsidiary Equity Interests shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

                                    ARTICLE V

                           IMPLEMENTATION OF THE PLAN

            5.01. Deemed Substantive Consolidation of Debtors for Plan Purposes Only

            (a) Subject to the occurrence of the Effective Date, the Debtors shall be deemed substantively consolidated for the following purposes under the
Plan: (i) all guaranties by any of the Debtors of the obligations of any other Debtor arising prior to the Effective Date shall be deemed cancelled so that any Claim against any Debtor and any guaranty thereof executed by any other Debtor and any joint and several liability of any of the Debtors shall be deemed to be one obligation of the deemed consolidated Debtors; (ii) no distributions shall be made under the Plan on account of Intercompany Claims between or among the Debtors; and (iii) each and every Claim filed or to be filed in the Chapter 11 Cases shall be deemed filed against the deemed consolidated Debtors and shall be deemed one Claim against, and one obligation of, the deemed consolidated Debtors.

            (b) Such deemed substantive consolidation pursuant to Section 5.01(a) of the Plan shall not (other than for purposes related to distributions under the Plan and as set forth in Section 5.01(a) hereof) affect: (i) the legal and organizational structure of the Debtors; (ii) guaranties, liens, and security interests granted prior to and after the commencement of the Chapter 11 Cases that are required to be maintained (w) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed, (x) pursuant to the Plan, (y) in connection with the New Exit Facilities Agreement to be entered into by the Debtors on the Effective Date, or (z) in connection with the New Notes and the New Notes Indenture; (iii) payment to be made under any insurance policies or distributions of proceeds of such policies; and (iv) the secured status of any Secured Claim.

            (c) Notwithstanding anything contained in the Plan to the contrary, the deemed substantive consolidation of the Debtors shall not have any adverse effect on the Claims and Equity Interests being reinstated and rendered unimpaired, and the legal, equitable, and contractual rights to which the holders of any such Claims and Equity Interests are entitled shall be left unaltered and unimpaired by the Plan.

            5.02. Exit Facilities. On the Effective Date, the Debtors will enter into the New Exit Facilities Agreement with the Exit Lender. Borrowings under the New Exit Facilities Agreement will be utilized to refinance the obligations of the Debtors under the DIP Facility and will provide funding for payments to be made pursuant to the Plan, working capital and other general corporate purposes of the Reorganized Debtor and the Non-Debtor Subsidiaries.

            5.03. Merger or Dissolution of Corporate Entities. On or as of the Effective Date, within the sole and exclusive discretion of the Debtors, the Debtors may cause any or all of the Debtors or the Subsidiaries to be merged into one or more of the Debtors, dissolved, or otherwise consolidated. Upon the occurrence of any such merger, all assets of the merged entities shall be transferred to and become the assets of the surviving corporation, and all liabilities of the merged entities, except to the extent discharged, released or extinguished pursuant to the Plan and the Confirmation Order, shall be assumed by and shall become the liabilities of the surviving corporation. Any such transaction pursuant to this Section 5.03 shall be effective as of the Effective Date pursuant to the Confirmation Order, without the taking of any further action by the stockholders or directors of any of the Debtors, the Debtors in Possession or the Reorganized Debtors.

            5.04. Cancellation of Existing Securities and Agreements. On the Effective Date, any document, agreement, or instrument evidencing any Claim or Equity Interest, other than a Claim that is reinstated and rendered unimpaired under the Plan or an Equity Interest held by one Debtor in another Debtor, shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order, or rule and the obligations of the Debtors pursuant to such documents, agreements, or instruments giving rise to or evidencing such Claims and Equity Interests, as the case may be, shall be discharged.

                                   ARTICLE VI

                           PROVISIONS REGARDING VOTING
                        AND DISTRIBUTIONS UNDER THE PLAN

            6.01. Voting of Claims. Each holder of an Allowed Claim in an impaired Class of Claims or Equity Interests that is entitled to vote on the Plan pursuant to Article IV of the Plan shall be entitled to vote separately to accept or reject the Plan as provided in any order entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

            6.02. Method of Distributions Under the Plan.

            (a) Disbursing Agent. All distributions under the Plan shall be made by the Disbursing Agent.

            (b) Distributions of Cash. Any payment of Cash made by the Disbursing Agent pursuant to the Plan shall be made, at the Disbursing Agent's option, by a check or a wire transfer.

            (c) Timing of Distributions. In the event that any payment, distribution, or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or distribution or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

            (d) Delivery of Distributions. Subject to Bankruptcy Rule 9010, all distributions under the Plan shall be made to the holder of each Allowed Claim or each Allowed Equity Interest at the address of such holder as listed on the Schedules as of the Record Date, unless the Debtors or the Reorganized Debtors have been notified in writing of a change of address, including, without limitation, by the timely filing of a proof of claim by such holder that provides an address for such holder different from the address reflected on the Schedules. All distributions to any holder of a Subordinated Notes Claim shall be made to the Subordinated Notes Indenture Trustee. In the event that any distribution to any such holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided, however, that, at the expiration of one (1) year from the Effective Date such distributions shall be deemed unclaimed property and shall be treated in accordance with Section 6.02(h) of the Plan. The reasonable fees and expenses of the Subordinated Notes Indenture Trustee incurred on or after the Effective Date in connection with the distributions described in this
Section 6.02(d) shall be paid by the Reorganized Debtors.

            (e) Surrender of Instruments. Except to the extent evidenced by electronic entry, as a condition to receiving any distribution under the Plan, each holder of an Allowed Subordinated Notes Claim or Allowed Existing IWG Common Stock Equity Interest must surrender the instrument evidencing such Claim or Equity Interest to the Disbursing Agent or its designee. Any holder of such instrument that fails to (i) surrender such instrument, or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Disbursing Agent before the first (1st) anniversary of the Effective Date shall be deemed to have forfeited all rights and may not participate in any distribution under the Plan. Any distribution so forfeited shall become property of the Reorganized Debtors.

            (f) Fractional Shares. No fractional shares of New Common Stock shall be distributed under the Plan. When any distribution pursuant to the Plan on account of an Allowed Claim or Equity Interest would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common Stock shall be rounded as follows: (i) fractions of one-half (1/2) or more shall be rounded to the next higher whole number; and (ii) fractions of less than one-half (1/2) shall be rounded to the next lower whole number with no further payment therefor. The total number of authorized shares of New Common Stock to be distributed to holders of Allowed Claims or Allowed Equity Interests shall be adjusted as necessary to account for the rounding provided in this Section 6.02(f).

            (g) Fractional Notes. No New Notes shall be distributed in denominations of less than one thousand dollars ($1,000). When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of an amount of New Notes that is not a multiple of one thousand (1,000), the actual distribution of New Notes shall be rounded as follows: (i) denominations of five hundred dollars ($500) or more shall be rounded up to one thousand dollars ($1,000); and (ii) denominations less than five hundred dollars ($500) shall be rounded down to zero ($0.00) with no further payment therefor. The total number of New Notes to be distributed to holders of Allowed Claims shall be adjusted as necessary to account for the rounding provided in this
Section 6.02(g).

            (h) Unclaimed Distributions. All distributions under the Plan that are unclaimed for a period of one (1) year after distribution thereof shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and revested in the Reorganized Debtors and any entitlement of any holder of any Claim to such distributions shall be extinguished and forever barred; provided, however, any such unclaimed distribution in respect of a Subordinated Notes Claim will be distributed pro rata to all holders of Subordinated Notes Claims (as of the Record Date) to whom distributions were effectuated during such one (1) year period.

            (i) Distributions to Holders as of the Record Date. As at the close of business on the Record Date, the Claims register shall be closed, and there shall be no further changes in the record ownership of any Claim. The Reorganized Debtors and any party responsible for making distributions pursuant to Section 6.02(d) of the Plan shall have no obligation to recognize any transfer of a Claim that occurs after the Record Date. The Reorganized Debtors and any party responsible for making distributions pursuant to Section 6.02(d) of the Plan shall only be authorized and entitled to recognize and deal for all purposes under the Plan with those record holders listed on the Claims register as of the close of business on the Record Date.

            (j) Distribution on Certain Tort Claims. Distributions on account of CRA Settlement Agreement Claims and Hose Indemnification Agreement Claims shall be governed by and made in accordance with the agreements evidencing such Claims.

            (k) Setoffs. The Debtors may, but shall not be required to, set off against any Claim (for purposes of determining the Allowed amount of such Claim on which distribution shall be made), any Claims of any nature whatsoever that the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any setoff right or Claim the Debtors may have against the holder of such Claim.

            (l) Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest; provided, however, that notwithstanding the foregoing, holders of Allowed Subordinated Notes Claims will be permitted to allocate by lot their claims to consideration received in accordance with applicable tax laws.

            6.03. Hart-Scott-Rodino Compliance. Any shares of New Common Stock to be distributed under the Plan to any entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such entity shall have expired or been terminated.

                                   ARTICLE VII

                     PROCEDURES FOR TREATING DISPUTED CLAIMS

            7.01. Objections to Claims; Disputed Claims. The Debtors intend to make distributions, as required by this Plan, in accordance with amounts reflected as owing in the books and records of the Debtors. Unless disputed by a holder of a Claim, the amount set forth in the books and records of the Debtors shall constitute the Allowed amount of the Claim of such holder. If any holder of a Claim disagrees with the Debtors, such holder must so advise the Debtors in writing, in which event, the Claim shall be deemed a Disputed Claim, provided, however, such procedure shall not apply to Tort Claims, which shall be treated in accordance with Section 4.05 of the Plan. Except as otherwise provided in the Plan, the Debtors intend to attempt to resolve any such disputes consensually. The Debtors may file with the Bankruptcy Court (or, in their discretion, any other court of competent jurisdiction) an objection to the allowance of any Claim, or any other appropriate motion or adversary proceeding with respect thereto. All such objections shall be litigated to Final Order; provided, however, that the Debtors or the Reorganized Debtors may compromise and settle, withdraw or resolve by any other method, without requirement of Bankruptcy Court approval, any objections to Claims. In addition, any Debtor may, at any time, request that the Bankruptcy Court estimate any disputed, contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code or other applicable law, regardless of whether such Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of the any appeal relating to any such objection. In the event the Bankruptcy Court estimates any disputed, contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors may elect to pursue supplemental proceedings to object to any distribution on such Claim. All of the aforementioned Claims objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism.

            7.02. No Distributions Pending Allowance. Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

            7.03. Distributions After Allowance. To the extent that a Disputed Claim ultimately becomes an Allowed Claim, a distribution shall be made to the holder of such Allowed Claim in accordance with the provisions of this Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court or other applicable court of competent jurisdiction allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim the distribution to which such holder is entitled hereunder on account of or in exchange for such Allowed Claim.

            7.04. Distributions Relating to Allowed Insured Claims. Distributions under the Plan to each holder of an Allowed Insured Claim shall be made in accordance with the provisions of any applicable insurance policy. Nothing contained herein shall constitute or be deemed a waiver of any Claim, defense, right or cause of action that the Debtors, the Reorganized Debtors, or any entity may hold against any other entity, including, without limitation, insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

            7.05. Resolution of Administrative Expense Claims and Claims. On and after the Effective Date, the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections to Disputed Administrative Expense Claims and other Disputed Claims without approval of the Bankruptcy Court.

                                  ARTICLE VIII

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

            8.01. Assumption or Rejection of Executory Contracts and Unexpired Leases. Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtors and any counterparty shall be deemed assumed by the Debtors, as of the Effective Date, except for any executory contract or unexpired lease (i) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, (ii) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed and served and is pending prior to the Confirmation Date, or (iii) that is specifically designated as a contract or lease to be rejected on Schedule 8.01(A) (executory contracts) or Schedule 8.01(B) (unexpired leases), which Schedules shall be contained in the Plan Supplement; provided, however, that the Debtors reserve the right, on or prior to the Confirmation Date, to amend Schedules 8.01(A) and 8.01(B) to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, assumed or rejected, as applicable. The Debtors shall provide notice of any amendments to Schedules 8.01(A) and 8.01(B) to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on Schedule 8.01(A) or 8.01(B) shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

            8.02. Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall, subject to the occurrence of the Effective Date, constitute (i) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases to be assumed and assigned pursuant to
Section 8.01 of the Plan, (ii) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume, assume and assign, or reject, the unexpired leases specified in Section 8.01 of the Plan through the date of entry of an order approving the assumption, assumption and assignment, or rejection, of such unexpired leases, and (iii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases to be rejected pursuant to Section 8.01 of the Plan.

            8.03. Inclusiveness. Unless otherwise specified on Schedules 8.01(A) and 8.01(B), each executory contract and unexpired lease listed or to be listed on Schedules 8.01(A) and 8.01(B) shall include all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedules 8.01(A) and 8.01(B).

            8.04. Cure of Defaults. Except as may otherwise be agreed to by the parties, within thirty (30) days after the Effective Date, the Reorganized Debtors shall cure all undisputed defaults under each executory contract or unexpired lease assumed by the Debtors pursuant to the Plan, in accordance with section 365(b) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Reorganized Debtors' liability with respect thereto, or as otherwise may be agreed to by the parties.

            8.05. Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to

Section 8.01 of the Plan must be filed with the Bankruptcy Court and served upon the Debtors or, on and after the Effective Date, Reorganized IWG, no later than thirty (30) days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (ii) notice of entry of the Confirmation Order, and (iii) notice of an amendment to Schedule 8.01(A) or 8.01(B). All such Claims not filed within such time will be forever discharged and barred from assertion against the Debtors and their estates or the Reorganized Debtors and their property.

            8.06. Continuation of Officer, Director and Employee Indemnification. The obligations of the Debtors to defend, indemnify, reimburse or limit the liability of their present and former directors, officers or employees who were directors, officers or employees, respectively, on or after the Commencement Date, solely in their capacity as directors, officers or employees, against any claims or obligations pursuant to the Debtors' certificates of incorporation or bylaws, applicable state law or specific agreement, or any combination of the foregoing, shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged irrespective of whether indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before, on or after the Commencement Date.

            8.07. Insurance Policies. All of the Debtors' insurance policies and any agreements, documents, or instruments relating thereto, are treated as executory contracts under the Plan. Distributions under the Plan to any holder of an Insured Claim shall be made in accordance with the treatment provided for under Section 7.04 of the Plan. Nothing contained herein shall constitute or be deemed a waiver of any cause of action that the Debtors may hold against any entity, including, without limitation, any insurer under any of the Debtors' policies of insurance.

            8.08. Compensation and Benefit Programs. Except as otherwise provided in Section 8.01 of the Plan, all employee benefit plans, including all savings plans, retirement plans, health care plans, performance-based incentive plans, retention plans, workers' compensation programs and life, disability, directors and officers liability, and other insurance plans are treated as executory contracts under the Plan and shall, on the Effective Date, be deemed assumed by the Debtors in accordance with sections 365(a) and 1123(b)(2) of the Bankruptcy Code.

            8.09. Retiree Benefits. On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits (within the meaning of section 1114 of the Bankruptcy Code), if any, in accordance with section 1114 of the Bankruptcy Code, at the respective levels, for the duration of the periods for which the Debtors had obligated themselves to provide such benefits.

                                   ARTICLE IX

                    PROVISIONS REGARDING CORPORATE GOVERNANCE
                    AND MANAGEMENT OF THE REORGANIZED DEBTORS

            9.01. General. On the Effective Date, the management, control, and operation of the Reorganized Debtors shall become the general responsibility of the Boards of Directors of the Reorganized Debtors.

            9.02. Directors and Officers of Reorganized IWG and the Reorganized Debtors.

            (a) Reorganized IWG Board of Directors. The initial Board of Directors of Reorganized IWG shall consist of seven (7) individuals: the chief executive officer of Reorganized IWG; five (5) members to be appointed by the members of the Committee who are parties to the Lockup Agreement; and one (1) member to be appointed by HMTF. The names of the initial members of the Board of Directors of Reorganized IWG shall be disclosed at or prior to the Confirmation Hearing and shall be identified in the Plan Supplement filed with the Bankruptcy Court. Each member of such initial Board of Directors shall serve in accordance with applicable non-bankruptcy law and the Reorganized IWG Certificate of Incorporation and Reorganized IWG Bylaws, as the same may be amended from time to time. The Board of Directors of Reorganized IWG will be divided into three
(3) classes, each having members who will serve for staggered three-year terms. The number of members per class and the designees serving in each class will be set forth in the Reorganized IWG Certificate of Incorporation, the Reorganized IWG Bylaws or a Stockholders' Agreement; provided, however, that the designee to the Reorganized IWG Board selected by HMTF shall serve in the class whose term is the second to expire following the Effective Date. The persons entitled to designate members of the Reorganized IWG Board of Directors shall reasonably cooperate to insure that such designees satisfy any requirements of applicable law and listing/quotation standards. To the extent that IWG, IWHC, or HMTF, and the members of the Noteholders' Committee enter into a Stockholders' Agreement, such agreement may contain customary drag-along and tag-along provisions and other standard provisions and the form of such agreement shall be contained in the Plan Supplement. All the members of the Noteholders' Committee, HMTF, and other holders of equity interests in IWHC who are Registration Rights Holders will be given the opportunity to become a party to any such Stockholders' Agreement, which will be effective as of the Effective Date.

            (b) Reorganized IWG Officers. The officers of IWG immediately prior to the Effective Date, other than such officers who are employed by Hanley Partners, Inc., shall serve as the initial officers of Reorganized IWG on and after the Effective Date. Such officers shall serve in accordance with applicable non-bankruptcy law and any employment agreement with Reorganized IWG.

            (c) Reorganized Debtors' Boards of Directors. The initial Boards of Directors of each of the Reorganized Debtors, other than Reorganized IWG, shall consist of the same individuals selected to serve on the initial Board of Directors of Reorganized IWG and shall be identified in the Plan Supplement filed with the court. Each of the members of such initial Boards of Directors shall serve for the time periods that such directors will serve on the Board of Directors of Reorganized IWG and in accordance with applicable non-bankruptcy law and its certificate of incorporation and bylaws, as each of the same may be amended from time to time.

            (d) Reorganized Debtors' Officers. The officers of the Reorganized Debtors, other than Reorganized IWG, immediately prior to the Effective Date shall serve as the initial officers of the Reorganized Debtors on and after the Effective Date, other than such officers who are employed by Hanley Partners, Inc. Such officers shall serve in accordance with applicable non-bankruptcy law, any employment agreement with the Reorganized Debtors, and the applicable certificate of incorporation and bylaws, as the same may be amended from time to time.

            9.03. Certificates of Incorporation and Bylaws. The Reorganized IWG Certificate of Incorporation, the Reorganized IWG Bylaws, and the certificates of incorporation and bylaws of each of the other Reorganized Debtors shall contain provisions (i) prohibiting the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code (subject to further amendment of such certificates of incorporation and bylaws as permitted by applicable law), and (ii) effectuating the provisions of the Plan, in each case without further action by the stockholders or directors of the Debtors, the Debtors in Possession, or the Reorganized Debtors.

            9.04. Authorization and Issuance of New Securities. The issuance of the New Common Stock, New Notes, and New Options by Reorganized IWG is hereby authorized without further act by the Board of Directors, shareholders or officers of the Debtors or action under applicable law, regulation, order, or rule. All securities issued pursuant to this Plan shall be exempt from registration under the Securities Act of 1933, as amended, or any applicable state or local law pursuant to section 1145 of the Bankruptcy Code to the extent permitted thereby.

            9.05. Listing of New Common Stock. Reorganized IWG shall register the New Common Stock under Section 12(g) of the Securities Exchange Act of 1934. Reorganized IWG shall use commercially reasonable efforts to facilitate the quotation of the New Common Stock on the OTC Bulletin Board as soon as practicable following the Effective Date. Reorganized IWG shall also use commercially reasonable efforts to secure and maintain a listing of the New Common Stock on the New York Stock Exchange or the NASDAQ National Market System as promptly as practicable following the Effective Date.

            9.06. Registration of New Common Stock and New Notes. Reorganized IWG shall prepare and file a shelf registration statement on or prior to the Effective Date covering resales of all New Notes and New Common Stock held by Registration Rights Holders. Reorganized IWG will use its commercially reasonable efforts to seek effectiveness of such registration statement as promptly as practicable following the Effective Date. The foregoing provisions, as well as provisions applicable to customary demand and piggyback registration rights, shall be set forth in the Registration Rights Agreement to be entered into among Reorganized IWG and the Registration Rights Holders as of the Effective Date. The form of the Registration Rights Agreement shall be contained in the Plan Supplement. The registration statement and the terms of the Registration Rights Agreement shall be as reasonably agreed among IWG, IWHC, HMTF, and the Noteholders' Committee.

            9.07. New Management Incentive Stock Option Plan. Prior to the Effective Date, Reorganized IWG shall adopt the Management Incentive Stock Option Plan. The Management Incentive Stock Option Plan shall authorize the issuance of New Options to purchase 1,111,111 shares of New Common Stock, representing ten percent (10%) of the aggregate number of shares of New Common Stock issued under the Plan, on a fully diluted basis. Eighty percent (80%) of the New Options (the "Tranche A Options") shall be issued on the Effective Date. The Tranche A Options shall be allocated among employees of the Reorganized Debtors in accordance with the recommendations of the chief executive officer of Reorganized IWG, subject to approval of the compensation committee of the Board of Directors of Reorganized IWG, and shall have an exercise price set at the average trading price of the New Common Stock for the consecutive ninety (90) day period commencing immediately following the Effective Date. The Tranche A Options shall vest in three (3) equal installments: (i) on the Effective Date,
(ii) the second anniversary of the Effective Date and (iii) the third anniversary of the Effective Date. The remaining twenty percent (20%) of the New Options shall be available for future grants at the discretion of the compensation committee of the Board of Directors of Reorganized IWG, subject to such terms and conditions as the compensation committee may determine at the time of the grant. The Management Incentive Stock Option Plan shall be contained in the Plan Supplement.

                                    ARTICLE X

                             EFFECT OF CONFIRMATION

            10.01. Vesting of Assets. Upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the estates of the Debtors shall revest in the Reorganized Debtors, free and clear of all Claims, Liens, encumbrances, charges, and other interests, except as otherwise provided herein. From and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of and from any jurisdiction and restrictions of the Bankruptcy Court, the Bankruptcy Code or the Bankruptcy Rules and in all respects as if no pending cases under any chapter or provision of the Bankruptcy Code had ever been pending, except as otherwise provided herein.

            10.02. Discharge of Claims and Termination of Equity Interests. Except as otherwise provided herein or in the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made hereunder shall be in exchange for and in complete satisfaction, discharge, and release of all existing debts and Claims, including any interest accrued on such Claims from and after the Commencement Date, and shall terminate all Equity Interests of any kind, nature, or description whatsoever against or in the Debtors, the Reorganized Debtors, or any of their assets or properties to the fullest extent permitted by the Bankruptcy Code. Except as otherwise provided in the Plan, upon the Effective Date, all existing Claims against the Debtors and Equity Interests in the Debtors, shall be, and shall be deemed to be, discharged and terminated, and all holders of Claims and Equity Interests shall be precluded and enjoined from asserting against the Reorganized Debtors, or any of their assets or properties, any other or further Claim or Equity Interest based upon any act, omission, or transaction of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim or proof of Equity Interest.

            10.03. Discharge of Debtors. Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise expressly provided herein, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Equity Interest and any Affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights, and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any discharged Claim against or terminated Equity Interest in the Debtors.

            10.04. Injunction. Except as otherwise expressly provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all entities who have held, hold, or may hold Claims against or Equity Interests in any of the Debtors and all other parties in interest, together with their respective present or former employees, agents, officers, directors, or principals, are permanently enjoined, from and after the Effective Date, from
(i) commencing or continuing in any manner any action or other proceeding of any kind against the Debtors or Reorganized Debtors with respect to any such Claim or Equity Interest, (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against the Debtors or Reorganized Debtors on account of any such Claim or Equity Interest, (iii) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or Reorganized Debtors or against the property or interests in property of the Debtors or Reorganized Debtors on account of any such Claim or Equity Interest, (iv) commencing or continuing in any manner any action or other proceeding of any kind with respect to any Claims and causes of action which are extinguished or released pursuant to the Plan, (v) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors and account of any such Claim or Equity Interest, and (vi) taking any actions to interfere with the implementation or consummation of the Plan.

            10.05. Debtors' Releases.

            (a) Directors, Officers, and Employees. On the Effective Date, effective as of the Confirmation Date, the Debtors and the Debtors in Possession shall release and be permanently enjoined from any prosecution or attempted prosecution of all claims and causes of action, including any claims or causes of action under chapter 5 of the Bankruptcy Code, which any of them has or may have against any present or former director, officer, or employee of the Debtors or the Debtors in Possession; provided, however, that in each case, such release shall not operate as a waiver or release of any claim or cause of action arising out of (x) any express contractual obligation of any such person to the Debtors or the Debtors in Possession or (y) the fraud, willful misconduct or gross negligence of any such person in connection with, related to, or arising out of the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation and administration of the Plan, or the property to be distributed under the Plan.

            (b) Committee. On the Effective Date, effective as of the Confirmation Date, the Debtors and the Debtors in Possession shall release and be permanently enjoined from any prosecution or attempted prosecution of all claims and causes of action, including any claims or causes of action under chapter 5 of the Bankruptcy Code, which they have or may have against any member of the Committee and such member's respective officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, Affiliates and representatives and their respective property; provided, however, that such release shall not operate as a waiver or release of any claim or cause of action arising out of (x) any express contractual obligation of any such person to the Debtors or the Debtors in Possession or (y) the fraud, willful misconduct or gross negligence of any such person in connection with, related to, or arising out of the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation and administration of the Plan, or the property to be distributed under the Plan.

            (c) Noteholders' Committee. On the Effective Date, effective as of the Confirmation Date, the Debtors and the Debtors in Possession shall release and be permanently enjoined from any prosecution or attempted prosecution of all claims and causes of action, including any claims or causes of action under chapter 5 of the Bankruptcy Code, which they have or may have against any member of the Noteholders' Committee and such member's respective officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, Affiliates and representatives and their respective property; provided, however, that such release shall not operate as a waiver or release of any claim or cause of action arising out of (x) any express contractual obligation of any such person to the Debtors or the Debtors in Possession or (y) the fraud, willful misconduct or gross negligence of any such person in connection with, related to, or arising out of the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation and administration of the Plan, or the property to be distributed under the Plan.

            (d) HMTF. On the Effective Date, effective as of the Confirmation Date, the Debtors and the Debtors in Possession shall release and be permanently enjoined from any prosecution or attempted prosecution of all claims and causes of action, including any claims or causes of action under chapter 5 of the Bankruptcy Code, which they have or may have against HMTF and its officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, Affiliates and representatives and their respective property; provided, however, that such release shall not operate as a waiver or release of any claim or cause of action arising out of (x) any express contractual obligation of any such person to the Debtors or the Debtors in

Possession or (y) the fraud, willful misconduct or gross negligence of any such person in connection with, related to, or arising out of the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation and administration of the Plan, or the property to be distributed under the Plan.

            (e) DIP Facility Lenders On the Effective Date, effective as of the Confirmation Date, the Debtors and the Debtors in Possession shall release and be permanently enjoined from any prosecution or attempted prosecution of all claims and causes of action, including any claims or causes of action under chapter 5 of the Bankruptcy Code, which they have or may have against the DIP Facility Lenders and their officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, Affiliates and representatives and their respective property; provided, however, that such release shall not operate as a waiver or release of any claim or cause of action arising out of
(x) any express contractual obligation of any such person to the Debtors or the Debtors in Possession or (y) the fraud, willful misconduct or gross negligence of any such person in connection with, related to, or arising out of the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation and administration of the Plan, or the property to be distributed under the Plan.

            (f) IWHC. On the Effective Date, effective as of the Confirmation Date, the Debtors and the Debtors in Possession shall release and be permanently enjoined from any prosecution or attempted prosecution of all claims and causes of action, including any claims or causes of action under chapter 5 of the Bankruptcy Code, which they have or may have against IWHC and its officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, Affiliates and representatives and their respective property.

            10.06. Waivers of Claims. In consideration for the releases provided in Section 10.05 hereof, as of the Effective Date, (i) all obligations of the Debtors and the Debtors in Possession under the Monitoring and Oversight Agreement shall be terminated and IWHC and HMTF shall waive and release all obligations of the Debtors and the Debtors in Possession under the Monitoring and Oversight Agreement, provided, however, nothing contained herein shall constitute a termination, waiver, or release of the indemnification obligations arising under Section 5 of the Monitoring and Oversight Agreement and Exhibit A thereto relating to any matter predating the Effective Date, which obligations are expressly preserved and assumed by the Reorganized Debtors and shall be unimpaired; (ii) HMTF shall waive and release the Debtors and the Debtors in Possession from any entitlement to recover any further payment or other recovery, whether currently accrued and unpaid or accruing in the future, arising under the Monitoring and Oversight Agreement or in respect thereof, except in respect of the expressly preserved indemnification rights; and (iii) IWHC shall waive and release any entitlement to distributions under the Plan on account of any Claim against the Debtors or the Debtors in Possession, provided, however, nothing contained herein shall constitute a waiver or release by IWHC of (a) any Claim for reimbursement, contribution, or subrogation in respect of obligations under the Prepetition Secured Notes Indenture, which Claim is expressly preserved and shall be unimpaired, (b) any entitlement to distributions on account of Existing IWG Common Stock Equity Interests held by IWHC, or (c) any other rights provided herein or the documents comprising the Plan Supplement.

            10.07. Term of Injunctions or Stays. Unless otherwise provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in such applicable order.

            10.08. Exculpation. None of the Debtors, the Debtors in Possession, the Reorganized Debtors, the members of the Committee, the members of the Noteholders' Committee, the DIP Facility Lenders, or their present or former directors, officers, employees, subsidiaries, affiliates, agents, professionals, attorneys and representatives shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for fraud, willful misconduct, gross negligence, criminal conduct, misuse of confidential information that causes damages, or ultra vires acts and, in all respects, the Debtors, the Debtors in Possession, the Reorganized Debtors, the members of the Committee, the members of the Noteholders' Committee, the DIP Facility Lenders, and their respective present and former directors, officers, employees, subsidiaries, affiliates, agents, professionals, attorneys and representatives shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

            10.09. Avoidance Actions. Subject to the releases contained herein, from and after the Effective Date, the Reorganized Debtors shall have the right to prosecute any avoidance or equitable subordination or recovery actions under sections 105, 502(d), 510, 542 through 551, and 553 of the Bankruptcy Code that belong to the Debtors or Debtors in Possession. Notwithstanding the foregoing, as of the Effective Date, the Debtors and the Debtors in Possession shall waive and release all avoidance, equitable subordination and recovery claims and causes of actions under sections 105, 502(d), 510, 542 through 551 and 553 of the Bankruptcy Code against all persons or entities that relate to or arise out of any CRA and Settlement Agreement or Hose Indemnification Agreement or any of the transactions contemplated thereby and no such avoidance, equitable subordination or recovery actions shall be asserted or prosecuted by or on behalf of the Reorganized Debtors.

            10.10. Retention of Causes of Action/Reservation of Rights. Subject to the releases contained herein, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights or causes of action that the Debtors or the Reorganized Debtors may have or which the Reorganized Debtors may choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable nonbankruptcy law or of any Claim, cause of action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Commencement Date, against or with respect to any Claim left unimpaired by the Plan. Subject to the releases contained herein, the Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such Claims, causes of action, rights of setoff, and other legal or equitable defenses which they had immediately prior to the Commencement Date fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors' legal and equitable rights respecting any Claim left unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

                                   ARTICLE XI

                      CONDITIONS PRECEDENT TO CONFIRMATION
                             AND THE EFFECTIVE DATE

            11.01. Conditions to Confirmation. The Plan shall not become confirmed unless and until the following conditions shall have been satisfied or waived pursuant to Section 11.04 of the Plan:

            (a) The proposed Confirmation Order shall be in form and substance reasonably acceptable to the Debtors, the DIP Facility Agent, the Exit Lender, and the Committee; and

            (b) The Lockup Agreement shall not have been terminated.

            11.02. Conditions to Effectiveness. The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to Section 11.04 of the Plan:

            (a) The Confirmation Order, in form and substance reasonably acceptable to the Debtors, the DIP Facility Agent, the Exit Lender, and the Committee shall have been entered by the Bankruptcy Court and there shall not be in effect a stay or injunction with respect thereto;

            (b) The New Exit Facilities Agreement shall be executed and delivered by all necessary parties thereto and prior to or simultaneously with the effectiveness of this Plan, all conditions to borrowing thereunder shall have been satisfied or waived;

            (c) The New Notes Indenture, New Exit Facilities Agreement, Management Stock Option Plan, the Reorganized IWG Bylaws, the Reorganized IWG Certificate of Incorporation, the Registration Rights Agreement, and Stockholders' Agreement in form and substance reasonably satisfactory to the Debtors, the Exit Lender, and the Committee shall have been executed and delivered by the Debtors and the other parties thereto;

            (d) The aggregate amount of liquidated, undisputed General Unsecured Claims shall not exceed twenty-five million dollars ($25,000,000);

            (e) The Lockup Agreement shall not have been terminated;

            (f) All amounts owed under the DIP Facility shall have been indefeasibly paid in full in Cash by wire transfer of immediately available funds, the commitments thereunder terminated and the outstanding letters of credit issued thereunder will be either (a) returned to the issuer undrawn and marked cancelled, (b) cash collateralized with Cash in an amount equal to 105% of the face amount of such outstanding letters of credit, or (c) replaced with back-to-back letters of credit provided to the issuer in an amount equal to 105% of the face amount of the outstanding letters of credit, and in form and substance and from a financial institution acceptable to the issuer;

            (g) Unpaid post-Commencement Date interest payable pursuant to
Section 4.04(b) of the Plan on account of Allowed Class 4 General Unsecured Claims shall not exceed three hundred thousand dollars ($300,000) in the aggregate;

            (h) All actions, documents, and agreements necessary to implement the Plan shall have been effected or executed; and

            (i) The Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions, or documents that are necessary to implement the Plan and that are required by law, regulation, or order.

            11.03. Failure of Conditions. In the event that one or more of the conditions specified in Section 11.02 of the Plan have not occurred on or before the earlier of December 31, 2004, and the date that is one hundred twenty
(120) days after the Confirmation Date, (i) the Confirmation Order shall be vacated, (ii) no distributions shall be made under the Plan, (iii) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred, and (iv) the Debtors' obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims against or Equity Interests in the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

            11.04. Waiver of Conditions. The Debtors, in their sole discretion and to the extent not prohibited by applicable law, may waive one (1) or more of the conditions precedent to confirmation and effectiveness of the Plan set forth in Sections 11.01 and 11.02 of the Plan; provided, however, that the Debtors may not waive (i) the conditions precedent set forth in Sections 11.01 and 11.02(a), (c), (d) and (e) of the Plan without the consent of a majority in principal amount of the holders of Subordinated Notes Claims party to the Lockup Agreement or (ii) the condition precedent set forth in Section 11.02(g) of the Plan without the consent of the Committee; provided, further, however, in the event one or more of the conditions specified in Section 11.02 of the Plan have not occurred on or before December 31, 2004, such failure of condition(s) may be waived by the Debtors prior to the date that is one hundred twenty (120) days after the Confirmation Date with the consent of one hundred percent (100%) in principal amount of the holders of the Subordinated Notes Claims party to the Lockup Agreement.

                                   ARTICLE XII

                            RETENTION OF JURISDICTION

            The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

            (a) To hear and determine all pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims for cure amounts;

            (b) To hear and determine any and all adversary proceedings, applications, and contested matters;

            (c) To hear and determine any objection to Administrative Expense Claims or Claims;

            (d) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

            (e) To issue such orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

            (f) To consider any amendments to, or modifications of, the Plan, to cure any defect or omission, or reconcile any inconsistency in the Plan or any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

            (g) To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code and any objections thereto;

            (h) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan;

            (i) To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

            (j) To recover all assets of the Debtors and property of the Debtors' estates, wherever located;

            (k) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including the expedited determination of tax under section 505(b) of the Bankruptcy Code);

            (l) To resolve any Disputed Claims;

            (m) To determine the scope of any discharge of any Debtor under the Plan or the Bankruptcy Code;

            (n) To hear and determine any other matter not inconsistent with the Bankruptcy Code; and

            (o) To enter a final decree closing the Chapter 11 Cases.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

            13.01. Effectuating Documents and Further Transactions. Each of the Debtors and Reorganized Debtors is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, certificates and other agreements or documents and take such actions as may be necessary or appropriate to implement, effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

            13.02. Corporate Action. On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of one or more of the Debtors or Reorganized Debtors, including, without limitation, (i) the authorization to issue or cause to be issued the New Notes, the New Common Stock, and the New Options, (ii) the effectiveness of the Reorganized IWG Certificate of Incorporation, the Reorganized IWG Bylaws, and the certificates of incorporation and bylaws of the other Reorganized Debtors,
(iii) the election or appointment, as the case may be, of directors and officers of Reorganized IWG and the other Reorganized Debtors, and (iv) the authorization and approval of the New Notes Indenture, the New Exit Facilities Agreement, the Registration Rights Agreement, a Stockholders' Agreement, and the Management Incentive Stock Option Plan, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation laws of the states in which the Debtors and the Reorganized Debtors are incorporated, without any requirement of further vote or other action by the stockholders or directors of the Debtors or Reorganized Debtors. On the Effective Date, or as soon thereafter as is practicable, Reorganized IWG and the Reorganized Debtors shall, if required, file their amended certificates of incorporation with the Secretary of State of the state in which each such entity is (or will be) incorporated, in accordance with the applicable general corporation law of each such state.

            13.03. Withholding and Reporting Requirements. In connection with the consummation of the Plan, the Debtors or the Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

            13.04. Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

            13.05. Dissolution of the Committee. The Committee shall terminate on the Effective Date.

            13.06. Payment of Statutory Fees. On the Effective Date, and thereafter as may be required, the Debtors shall pay all fees payable pursuant to section 1930 of title 28 of the United States Code.

            13.07. Post-Effective Date Fees and Expenses. Reorganized IWG and the Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred from and after the Effective Date by Reorganized IWG and the Reorganized Debtors, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

            13.08. Plan Supplement. The Reorganized IWG Certificate of Incorporation, the Reorganized IWG Bylaws, the forms of certificates of incorporation and bylaws of each of the other Reorganized Debtors, Schedules 8.01(A) and 8.01(B) referred to in Section 8.01 of the Plan, the New Notes Indenture, the Management Incentive Stock Option Plan, the Registration Rights Agreement, Stockholders' Agreement and any other appropriate documents shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least ten (10) days prior to the last day upon which holders of Claims may vote to accept or reject the Plan; provided, however, that the Debtors may amend (i) Schedules 8.01(A) and 8.01(B) through and including the Confirmation Date and (ii) each of the other documents contained in the Plan Supplement, subject to Section 11.02 of the Plan, through and including the Effective Date in a manner consistent with the Plan and the Disclosure Statement. After it is filed with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to IWG made in accordance with Section 13.16 of the Plan.

            13.09. Amendment or Modification of the Plan. Alterations, amendments, or modifications of or to the Plan may be proposed in writing by the Debtors, with the consent of the Noteholders' Committee, at any time prior to the Confirmation Date, provided that the Plan, as altered, amended, or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended, or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended, or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended, or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments, or modifications. A holder of a Claim or Equity Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, or modified, if the proposed alteration, amendment, or modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.

            13.10. Revocation or Withdrawal of the Plan. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in connection with any further proceedings involving the Debtors.

            13.11. Severability. If, prior to the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, with the consent of the Noteholders' Committee, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of such term or provision and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

            13.12. Expedited Tax Determination. The Reorganized Debtors may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, such Reorganized Debtors for all taxable periods through the Effective Date.

            13.13. Governing Law. Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit or schedule hereto or in the Plan Supplement provides otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

            13.14. Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Equity Interests, and their respective successors and assigns, including, without limitation, the Reorganized Debtors.

            13.15. Exhibits/Schedules. All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

            13.16. Notices. All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                             INTERNATIONAL WIRE GROUP, INC.
                             101 South Hanley Road
                             St. Louis, Missouri  63105
                             Attn: David J. Webster, Chief Restructuring Officer
                             Telephone: (314) 746-2280

                             Facsimile: (314) 746-2299

                                 -and-

                             WEIL, GOTSHAL & MANGES LLP
                             767 Fifth Avenue
                             New York, NY 10153
                             Attn: Alan B. Miller, Esq.
                             Telephone: (212) 310-8000
                             Facsimile: (212) 310-8007

                                 -and-

                             WEIL, GOTSHAL & MANGES LLP
                             200 Crescent Court, Suite 300
                             Dallas, TX  75201
                             Attn: Stephen A. Youngman, Esq.
                             Telephone: (214) 746-7700
                             Facsimile: (214) 746-7777

Dated: New York, New York
       June 24, 2004

                             Respectfully submitted,

                             INTERNATIONAL WIRE GROUP, INC., et al.
                             (for itself and on behalf of each of the Debtors)

                             By:   /s/ David J. Webster
                                ----------------------------------------
                                 Name: David J. Webster
                                 Title: Chief Restructuring Officer

Counsel:

Alan B. Miller, Esq. (AM 2817)

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, NY 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007

      and

Stephen A. Youngman, Esq.

WEIL, GOTSHAL & MANGES LLP
200 Crescent Court, Suite 300
Dallas, TX  75201
Telephone: (214) 746-7700
Facsimile: (214) 746-7777

Attorneys for Debtors and
    Debtors in Possession

                                    EXHIBIT A

                          PRINCIPAL TERMS OF NEW NOTES

SECURITIES:             Except as described below in "Ranking/Collateral,"
                        senior unsecured notes of Reorganized IWG, with maturity of seven (7) years after the Effective Date.

INDENTURE TRUSTEE:      To be designated by Reorganized IWG.

INTEREST RATE:          Ten percent (10%) per annum on the basis of a 360 day
                        year. Interest will be payable in cash semi-annually in arrears on six month intervals

OPTIONAL REDEMPTION:    Except as described below, prior to the third
                        anniversary of the Effective Date, Reorganized IWG may not redeem the New Notes. At any time on or after the third anniversary of the Effective Date, Reorganized IWG may redeem the New Notes, in whole or in part, at reasonable and customary redemption prices to be determined by IWG, IWHC, and the Noteholders' Committee.

                        At any time prior to the third anniversary of the Effective Date, IWG may, at its option, use the net proceeds from one or more equity offerings to redeem up to 35% of the aggregate principal amount of the New Notes at 110% of the principal amount of the redeemed notes, plus accrued and unpaid interest.

RANKING/COLLATERAL:     IWG will use its reasonable best efforts to arrange for
                        (i) the New Notes to be ranked on parity with its existing and future senior indebtedness of IWG and to be guaranteed, pursuant to upstream guaranties, on a senior basis, by IWG's domestic subsidiaries, and (ii) the New
                        Notes to be secured by the grant of Liens covering the property of IWG and IWG's domestic subsidiaries, coexistent with the Liens granted to secure the indebtedness under the New Exit Facilities Agreement, to secure repayment of the New Notes, provided, however, that the New Notes' Liens shall be expressly junior to the Liens securing the indebtedness under the New Exit
                        Facilities Agreement, provided, further, however, such ranking and the granting of such Liens shall be subject to the prior approval of the Exit Lender and the refusal of the Exit Lender to agree to such ranking of, or security for, the New Notes shall not constitute a condition to the confirmation of the Plan or the Effective Date.

                        In the event the Exit Lender rejects the proposed senior ranking of the New Notes, then the New Notes will be designated senior subordinated obligations of IWG and its domestic subsidiaries, subordinate only to the indebtedness under the New Exit Facilities Agreement.

COVENANTS:              The New Notes will contain reasonable and customary
                        covenants, to be determined by IWG, IWHC, and the Noteholders' Committee.

INFORMATION:            If not provided publicly under applicable securities
                        laws, similar information as would otherwise be disclosed in a filing under the Securities and Exchange
                        Act of 1934 will be provided on a non-confidential basis to the Indenture Trustee and the holders of the New
                        Notes.

                                       2